Exhibit 10.1

FIFTH AMENDMENT TO EMPLOYMENT AGREEMENT

This FIFTH Amendment to Employment Agreement (this “Amendment”) is made and entered into as of this 26th day of December, 2023, (the “Amendment Effective Date”) by and between Pioneer Power Solutions, Inc., a Delaware corporation (the “Company”), and Nathan J. Mazurek (the “Executive”) for purposes of amending that certain Employment Agreement, dated as of March 30, 2012, as amended on November 11, 2014, June 30, 2016, March 30, 2020, and April 25, 2022 by and between the Company and the Executive (the “Agreement”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, the Term under the Agreement is scheduled to expire on December 31, 2024 and the Company and the Executive desire to extend the Term to December 31, 2026, unless terminated earlier in accordance with Article II of the Agreement;

WHEREAS, in connection with such extension of the Term, the Company and the Executive desire to adjust the Executive’s base salary as set forth in this Amendment, with such adjustment to be effective as of January 1, 2024; and

WHEREAS, Section 5.08 of the Agreement provides that the parties to the Agreement may amend the Agreement in a writing signed by the parties.

NOW THEREFORE, pursuant to Section 5.08 of the Agreement, and for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company and the Executive agree as follows:

1. The first sentence of Section 1.04 of the Agreement is hereby amended as of the Amendment Effective Date by deleting said sentence in its entirety and substituting in lieu thereof the following sentence:

“The term of the Executive’s employment under this Agreement shall begin on April 1, 2012 (the “Effective Date”) and shall continue in effect through December 31, 2026 (the “Term”).”

2. Section 1.05 of the Agreement is hereby amended as of the Amendment Effective Date by deleting said section in its entirety and substituting in lieu thereof the following new Section 1.05:

“Base Salary. The Company shall pay the Executive an annual base salary, less applicable payroll deductions and tax withholdings (the “Base Salary”) for all services rendered by the Executive under this Agreement of (i) $410,000, for the period beginning on November 11, 2014 and ending on December 31, 2015; (ii) $425,000, for the period beginning on January 1, 2016 and ending on December 31, 2016; (iii) $440,000, for the period beginning on January 1, 2017 and ending on December 31, 2017; (iv) $465,000, for the period beginning on January 1, 2018 and ending on December 31, 2018; (v) $490,000, for the period beginning on January 1, 2019 and ending on December 31, 2019; (vi) $515,000 per annum, for the period beginning on January 1, 2020 and ending on March 31, 2020; (vii) $415,000, for the period beginning on April 1, 2020 and ending on March 31, 2021; (viii) $435,500, for the period beginning on April 1, 2021 and ending on December 31, 2021; (ix) $535,500, for the period beginning on January 1, 2022 and ending on December 31, 2022; (x) $562,500, for the period beginning on January 1, 2023 and ending on December 31, 2023; (xi) $650,500, for the period beginning on January 1, 2024 and ending on December 31, 2024; (xii) $675,500 for the period beginning on January 1, 2025 and ending on December 31, 2025; and (xiii) $700,500 for the period beginning on January 1, 2026 and ending on the last day of the Term. The Company shall pay the Base Salary in accordance with the normal payroll policies of the Company.”

3. Except as expressly amended by this Amendment, the Agreement shall continue in full force and effect in accordance with the provisions thereof.

4. In the event of a conflict between the Agreement and this Amendment, this Amendment shall govern.

[Remainder of Page Intentionally Left Blank

Signature Page Follows.]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Amendment Effective Date.

THE COMPANY:

PIONEER POWER SOLUTIONS, INC.

By:	/s/ Walter Michalec
Name:	Walter Michalec
Title:	Chief Financial Officer

EXECUTIVE:

/s/ Nathan J. Mazurek
Nathan J. Mazurek